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                                                                    EXHIBIT 4(k)

                  CERTIFICATE OF TRUST OF BAY VIEW CAPITAL II
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     This Certificate of Trust of Bay View Capital II (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee, and Robert J. Flax, not in his individual capacity, but solely as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.) (the
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"Act").

    1.  Name. The name of the business trust formed hereby is Bay View Capital
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II.

    2.  Delaware Trustee.  The name and business address of the trustee of the
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Trust in the State of Delaware are Wilmington Trust Company, Rodney Square
North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

    3.  Effective Date.  This Certificate of Trust shall be effective upon
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filing.

    IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust pursuant to Section 3811(a)(1) of the Act.

                             Wilmington Trust Company, not in its individual capacity but solely as trustee


                             By:  /s/ Donald G. Mackelcan
                                  --------------------------------
                                  Name:  Donald G. Mackelcan
                                  Title:  Assistant Vice President


                             /s/ Robert J. Flax
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                             Robert J. Flax, not in his individual
                             capacity, but solely as trustee